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                                                                   EXHIBIT 10.18

                                                                  Execution Copy

                                 CONFIDENTIAL
                        INTERACTIVE SERVICES AGREEMENT
                        ------------------------------

     This Interactive Services Agreement (this "Agreement"), effective as of March 15, 2000 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and Broadband Sports, Inc. ("Interactive Content Provider" or "ICP"), a Delaware corporation, with its principal offices at 2120 Colorado Avenue, Suite 200, Santa Monica, California 90404 (each a "Party" and collectively the "Parties").

                                 INTRODUCTION
                                 ------------

     AOL and ICP each desires that AOL provide Promotions of ICP Content through the AOL Network, subject to the terms and conditions of this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall be as defined on Exhibit B attached hereto.

                                     TERMS
                                     -----

1.   DISTRIBUTION; PROGRAMMING
     -------------------------

     1.1 Promotion and Distribution. Beginning on a mutually agreed upon date(s) after the Effective Date, AOL shall provide ICP with the Promotions as set forth on Exhibit A. The promotions described on Exhibit A-1 and any other promotions provided by AOL to ICP shall be referred to as the "Promotions." Except to the extent expressly described herein, the exact form, placement and nature of the Promotions shall be determined by AOL in its reasonable editorial discretion. The Parties hereby acknowledge that AOL has an existing exclusive agreement with a third party that will preclude AOL from providing ICP with [*] until AOL's obligations under that agreement end. If AOL is unable to provide ICP with [*] within one (1) year from the Effective Date, ICP shall be entitled to a reduction in the Carriage Fee equal to $5,000,000.00. The Carriage Fee shall be lowered by reducing the in-kind commitments and cash components of the Carriage Fee equally on a going forward basis (i.e., no refund of payments made) for a total of $5,000,000.00 (i.e., a $2,500,000.00 reduction for each of the remaining two years).

     1.2 License. ICP hereby grants AOL a nonexclusive, nontransferable (except to AOL Affiliates) worldwide license to use, market, license, store, distribute, reproduce, display, adapt, communicate, perform, translate, transmit, and promote the Customized Site, Customized Programming and the Licensed Content (or any portion thereof) through the AOL Network as set forth in Exhibit A and/or as AOL may determine in its sole discretion by integrating Content from the Customized Site and/or Customized Programming by linking to specific areas of the Customized Site and/or Customized Programming, provided that the link to any such Content on the AOL Network shall conform to the specifications of an ICP Presence. Any Linked ICP Interactive Sites shall be subject to the foregoing license. Subject to the rights and License described herein, ICP retains all right, title and interest in and to the Licensed Content. AOL's use of the Licensed Content shall be subject to the express requirements of this Agreement.

     1.3 Promotion of Athletes. ICP shall secure the promotional rights set forth in Exhibit A with respect to each athlete and columnist described in Exhibit A.

     1.4  Carriage Fee.  ICP shall pay AOL [*] as follows:

          1.4.1 Cash Payment. ICP shall pay AOL [*] in cash as follows: [*] on the Effective Date, [*] within Sixty (60) days of the Effective Date, and

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                 [*] on or before the date that is three (3) months, six (6)
                 months, nine (9) months, twelve (12) months, fifteen (15) months, eighteen (18) months, twenty one (21) months, twenty four (24) months, twenty seven (27) months, and thirty (30) months respectively after the Effective Date. ICP shall also make in-kind payments totaling [*] as set forth below.

          1.4.2 In-Kind Programming and Promotion. ICP shall provide AOL with the equivalent of [*] of in-kind commitments which shall be subject to the following: (i) AOL Keyword Guidelines attached hereto as Exhibit G; (ii) AOL approval over any creative treatment of an AOL Presence; (iii) a media plan/schedule to be mutually agreed upon at the beginning of each year of the Term;
                 (iv) Western Media (or another independent third party determined by AOL) valuation of all in-kind commitments; and
                 (v) a minimum of [*] of the in-kind commitments in the form of [*] (the "ICP In-Kind Commitments"). The ICP In-Kind Commitments shall be evenly distributed over the initial term of this Agreement or Extension Term (as the case may be), unless otherwise mutually agreed upon between the Parties. The ICP In-Kind Commitments shall total [*] per year and ICP shall use commercially reasonable efforts to provide the foregoing commitments evenly during each quarter of the year (i.e., [*] per quarter). If AOL determines that ICP has failed to deliver [*] of ICP In-Kind Commitments during the first year of the initial term based on a valuation provided by Western Media, then ICP shall have sixty (60) days from its receipt of written notice from AOL to make up such ICP In-Kind Commitment shortfall. If ICP is unable to make up such shortfall during the period described in the preceding sentence, then ICP shall immediately [*] in an amount equal to the ICP In-Kind Commitment shortfall. If AOL determines that ICP has failed to deliver [*] of ICP In-kind Commitments during the second year of the initial term based upon the same valuation methods described herein, ICP shall have sixty (60) days from its receipt of written notice from AOL to make up such ICP In-Kind Commitment shortfall. If ICP is unable to make up any such shortfall during the period described in the preceding sentence, then ICP shall immediately [*]. If AOL determines that ICP has failed to deliver [*] of ICP In-Kind Commitments by the end of the tenth quarter of the initial term [*] of ICP In-Kind Commitments during either of the eleventh or twelfth quarter of the initial term, AOL may require ICP to [*] to satisfy such shortfall within thirty (30) days of receiving written notice from AOL regarding such shortfall. The ICP In-Kind Commitments are not intended to satisfy ICP's cross-promotion obligations under Section 2 except as otherwise agreed to herein.

     1.5 Management. ICP shall design, create, edit, manage, review, update (on a daily basis or as otherwise specified herein), and maintain the Customized Site, Customized Programming and the Licensed Content in a timely and professional manner and in accordance with the terms of this Agreement and shall keep the Licensed Content current, accurate and well-organized at all times. ICP shall ensure that the Licensed Content within the Customized Site and Customized Programming in aggregate is equal to or better than any non-surcharge Content (i.e., Content for which no third party pays ICP) dedicated to athlete and/or team Content distributed by ICP through any other ICP Interactive Site in all material respects, including without limitation, quality, breadth, depth, timeliness, functionality, features, prices of products and services and terms and conditions, provided that any changes to the Customized Programming or the Licensed Content necessary to comply with this sentence shall be subject to AOL's review and approval and the terms of this Agreement. ICP shall not be in breach of the preceding sentence (i) where ICP has material technical limitations in implementing the foregoing with respect to a specific AOL Property or (ii) where ICP has included a specific athlete on another Interactive Site but not on the Customized Site or Customized Programming, provided that ICP is otherwise in compliance with the athlete requirements set forth in Exhibit A. ICP shall provide the necessary

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          technical support in order to optimize ICQ tools and functionality in a manner that AOL requests. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the Customized Site or Customized Programming. ICP shall be responsible for any hosting or communication costs associated with the Customized Site and Customized Programming (including any Linked Interactive Sites), including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP. AOL Members shall not be subject to a registration process (or any similar process) in order to access and use the Customized Site, Customized Programming (including any Linked ICP Interactive Site) or the Licensed Content; provided, however, that the Parties agree and acknowledge that some features or areas of the Linked ICP Interactive Site may require a registration process for all users generally (e.g., a premium service) and that such registration process for AOL Members shall be no more burdensome than for any other user and shall be upon terms and conditions no less favorable than for any other user. During the Term and for the two (2) year period after the expiration or termination thereof, ICP shall allow AOL Members to access and use any non-Premium Information Products on any Linked ICP Interactive Site on terms and conditions no less favorable than the terms and conditions available to other users of such ICP Interactive Site. In the event ICP fails to comply with any material term of this Agreement, including without limitation ICP's obligations under this Section 1.5 or its promotional obligations under Section 2, AOL will have the right (in addition to any other remedies available to AOL hereunder) to decrease the promotion it provides to ICP hereunder and/or to decrease or cease any other contractual obligation of AOL hereunder until such time as ICP corrects its non-compliance, in which event AOL will be relieved of the proportionate amount of any promotional commitment made to ICP by AOL hereunder corresponding to such decrease in promotion.

     1.6 Impressions Target. AOL shall provide ICP with at least [*] Impressions from placement of an ICP Presence on the AOL Network as set forth in Exhibit A-1 (the "Impressions Target"), provided that only ICP Presences that contain a link to the Customized Site or Customized Programming will count against the Impressions Target. AOL will make commercially reasonable efforts to distribute the Impressions evenly during the Term. ICP shall receive at least (a) [*] Impressions annually on the Scoreboards Screens, (b) [*] banner ad Impressions annually on the Sub-Scoreboards Screens on Saturdays and Sundays during the active seasons of the sports relating to such scoreboards, and (c) at least [*] Impressions annually from run of sports banner ad placements. In the event AOL provides an excess of any annual Impressions target in any year, the Impressions target for the subsequent year shall be reduced by the amount of such excess up to [*]. Any shortfall in any of the foregoing Impressions targets at the end of a year will not be deemed a breach of this Agreement by AOL; instead such shortfall will be added to the Impressions targets for the subsequent year. In the event that the any of the forgoing Impressions target is not met (or will not, in AOL's reasonable judgment, be met) during the Term, then as ICP's sole remedy, AOL may either (a) extend the Term for up to six (6) months without additional carriage fees payable by ICP, (b) provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL) from time to time, or (c) some combination thereof. If AOL chooses option (a) and is unable to meet any of the Impressions target, AOL shall be required to provide the undelivered Impressions within three (3) months as provided for in (b) above. If AOL is unable to deliver Impressions as set forth in the preceding sentence, AOL shall make a [*] refund of ICP [*] payments made to AOL [*].

     1.7 Site and Programming Preparation. Provided that ICP has achieved Site and Programming Preparation for the carriage it will receive on the main screen and scoreboards of the Sports Channel within the AOL Service within five (5) days from the Effective Date, AOL will provide carriage within the AOL Service for such Customized Programming within sixty (60) days from the Effective Date. Provided that ICP has achieved Site and Programming Preparation by a mutually agreed upon date, AOL shall substantially provide Promotions on all Covered Properties,

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          except for Netscape pursuant to Section 1.1,within 180 days from the
          Effective Date. "Site and Programming Preparation" shall mean that ICP shall have completed all necessary production work (including completion of all necessary training for AOL's proprietary "Rainman" publishing tool) for the Customized Programming and any other related areas or screens (including programming all Content thereon); customized and configured the Customized Programming in accordance with this Agreement; and completed all other necessary work (including, without limitation, undergone all AOL site testing set forth on Exhibit F) to prepare the Customized Programming and any other related areas or screens to launch on the AOL Network as contemplated hereunder.

     1.8 Member Benefits. ICP will generally promote through the Customized Site and Customized Programming any special or promotional offers made available by or on behalf of ICP through any ICP Interactive Site or any other distribution channel. In addition, ICP shall promote through the Customized Site or Customized Programming on a regular and consistent basis special offers exclusively available to AOL Members ("AOL Exclusive Offers"). ICP shall, at all times, feature at least one AOL Exclusive Offer for AOL Members (except as otherwise mutually agreed upon by the Parties). The AOL Exclusive Offer made available by ICP shall provide a substantial member benefit to AOL Members, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Specific AOL Exclusive Offers to be made available by ICP shall include the following: specially-priced sports memorabilia. ICP will provide AOL with reasonable prior notice of AOL Exclusive Offers and other special offers so that AOL can, in its editorial discretion, market the availability of such offers. Inadvertent omissions of such offers shall not be deemed a breach of this Agreement.

     1.9 Teams Premier Status. So long as ICP [*], ICP shall have the premier status rights described herein. In the event that ICP is not [*], then, in addition to any other available remedies, AOL may give ICP written notice thereof and, if ICP fails to cure such [*], then AOL may suspend or terminate ICP's premier status in whole or in part or invoke any other available remedy under this Agreement. On the [*], AOL shall not feature [*] or any portion thereof other than a [*], except as specifically provided for below in this Section. The prominence of the link to the Team Aggregation Pages from the Main Screen and Department Screens of the AOL Service Sports Channel shall generally be equal to the prominence of such links as they exist on the Effective Date. The Main Screen and Department Screens within the Sports Channels of each Covered Property will all include a prominent link to the Team Aggregation Page. AOL shall in no way be precluded from providing [*]. Any navigational links labeled "teams" [*] within the Sports Channel of such Covered Property shall link to the Team Aggregation Page or Team Pages. AOL shall not specifically target [*]. AOL will not act in bad faith to circumvent ICP's premier status under this paragraph by [*]. AOL shall not be deemed to be in violation of this Section 1.9 as a result of any placements, advertisements or promotions as to which AOL has not received written notice from ICP so long as AOL removes such placements, advertisements or promotions within a reasonable time after receiving notice thereof, unless such violation is [*] or intentional (i.e., with the specific intent of violating the applicable provision).

     1.10 Stars Premier Status. So long as ICP is in all material respects in compliance with this Agreement, ICP shall have the premier status rights described herein. In the event that ICP is not in compliance with any material term of this Agreement, then, in addition to any other available

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          remedies, AOL may give ICP written notice thereof and, if ICP fails to cure such material non-compliance within thirty (30) days thereof, then AOL may suspend or terminate ICP's premier status in whole or in part or invoke any other available remedy under this Agreement. On the Restricted Screens, AOL shall not feature Permanent links to any Stars Aggregation Area or any portion thereof other than a Stars Aggregation Page, except as specifically provided for below in this Section. In addition, AOL shall not provide a Permanent link from the Restricted Screens to a web site of a ICP Stars Competitor, provided that AOL may link to any ICP Stars Competitor content if such ICP Stars Competitor removes its Stars Aggregated Areas, and, in the case of Rivals.com only, both its Stars Aggregated Area and Teams Aggregated Areas so that AOL Members cannot directly access or link to such content. AOL shall not specifically target the Stars Aggregation Page with ICP
          Stars Competitor's banner placements, but this in no way restricts any run of service, run of channel or any other non-targeted advertising or random advertisements. With respect to ICQ, AOL's obligation will be limited to six months after the Effective Date, unless ICP provides AOL with at least [*] which are not already contemplated by this Agreement and which are reasonably satisfactory to AOL during such six month period and every subsequent six month period [*]. Beginning six
          (6) months after the Effective Date, AOL may at any time give notice to ICP that it desires a specific international athlete or class of international athletes (e.g., non-U.S. citizens) on ICQ, in which case if ICP cannot provide such athletes or classes of athletes within 60 days, AOL may obtain such athlete content for ICQ from any third party and feature Permanent links to such athlete content (including a Stars Aggregation Page featuring such content) on any ICQ area, including the Customized Site. Notwithstanding the foregoing, AOL shall in no way be precluded from providing Permanent links to a Stars Aggregation Page for athlete content of professional sports leagues, player associations and/or college associations. Any navigational links labeled "stars" controlled by AOL on a page that is solely branded under the brand of a Covered Property within the Sports Channel of such Covered Property shall link to the Stars Aggregation Page or Stars Pages. AOL will not act in bad faith to circumvent ICP's premier status under this paragraph by selling promotions or links within the Restricted Screens that provide substantially Permanent promotion for a particular Stars Aggregation Area. AOL shall not be deemed in violation of this Section 1.10 as a result of any placements, advertisements or promotions as to which AOL has not received written notice from ICP so long as AOL removes such placements, advertisements or promotions within a reasonable time after receiving notice thereof, unless such violation is repeated (i.e., for the same ICP Competitor) or intentional (i.e., with the specific intent of violating the applicable provision).

     1.11 Quality Standard for Continued Premier Status. AOL shall have the right to suspend or terminate ICP's premier status, in whole or in part, set forth in Section 1.9 if ICP is not one of the top three providers of Team Aggregated Areas and Team Pages. Even if ICP otherwise complies with the preceding sentence, ICP must still use [*] to produce Content commensurate with such Content produced by the other top two providers. AOL shall also have the right to suspend or terminate ICP's premier status, in whole or in part, set forth in
          Section 1.10, if ICP is not one of the top two (2) providers of Content dedicated to individual star athletes. Even if ICP otherwise complies with the preceding sentence, ICP must still use [*] to produce Content commensurate with such Content produced by the other top provider. In addition to having the foregoing market positions, the quality of the Licensed Content must also be commensurate with such market positions, as determined by evaluating the Customized Site and the Customized Programming, as a whole, based on all of the following relevant criteria: (a) an evaluation by a cross-section of third-party reviewers, as reasonably determined by AOL, who are recognized authorities in such market and can opine on material quality averages or standards in such industry and (b) user traffic, as measured by page views, and audience reach, as measured by share or percentage of Internet online users as reported by Media Metrix or similar organization reasonably determined by AOL. In addition to the foregoing, beginning 180 days after the Effective Date, AOL shall also have the right to suspend or terminate ICP's premier status, in whole or in part, set forth in Section 1.10 for any particular

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          sport(s) if ICP is not one of the top two (2) providers of Content dedicated to individual star athletes in a particular sport(s). If AOL exercises its rights in the preceding sentence with respect to a particular sport(s) and AOL receives cash or barter payment for permanent carriage of a third party Stars Aggregation Area within the Restricted Screens, ICP shall be entitled to a reduction in Carriage Fee on a going forward basis equal to [*] (divided equally between cash and ICP In-Kind Commitments) for each sport that AOL removes ICP's Premier Status. The reduction in Carriage Fee in the preceding sentence only applies when AOL removes ICP's Premier Status with respect to a particular sport(s) and not if AOL removes ICP's Premier Status for the entire category. After receiving written notice from AOL regarding non-compliance with the requirements in this Section 1.11, ICP shall have a [*] cure period to satisfy the foregoing Quality Standards. If ICP cannot remedy the non-compliance set forth herein, AOL may suspend, or terminate ICP's Premier Status in whole or in part. In the event that AOL has suspended or terminated ICP's Premier Status under this Section 1.11, AOL must restore ICP's Premier Status within ninety (90) days of (i) AOL receiving written notice from ICP regarding its coming back into compliance and (ii) AOL making a reasonable determination that ICP has come back into compliance with this Section 1.11. ICP's renewal of Premier Status pursuant to the preceding sentence shall be subject to any other third party agreements that AOL has entered into for Content during ICP's Premier Status termination or suspension.

     1.12 Permissible AOL Activities. Notwithstanding anything to the contrary in Sections 1.9 and 1.10 above (and without limiting any actions which may be taken by AOL without violation of ICP's rights hereunder), no provision of this Agreement will limit AOL's ability (on or off the AOL Network) to:

          (i) Undertake activities or perform duties pursuant to arrangements with third parties, including without limitation any relationships with ICP Competitors, existing as of the Effective Date. To the best of AOL's actual knowledge, AOL is not a party to any material agreement that would require AOL to provide a third party with Promotions that would materially violate AOL's obligations under Sections 1.9 and 1.10. In the event that AOL is in breach of the foregoing representation because there is a material violation of ICP's premier status rights in Section 1.9 and/or 1.10, ICP's sole remedy shall be to provide AOL with written notice of any such breach and if such breach is not cured within ninety (90) days from AOL's receipt thereof, ICP may terminate this Agreement;

          (ii) Sell non-permanent advertising (e.g., banners, buttons, links, sponsorships), within any Covered Property. AOL will not act in bad faith to circumvent ICP's premier status under this paragraph by selling promotions or links within the Restricted Screens that provide substantially Permanent promotion for a particular Team Aggregation Area or Stars Aggregation Area;

          (iii) Enter into an arrangement with any third party for the primary purpose of acquiring AOL Users whereby such third party is allowed to promote or market its products or services to only those AOL Users that are acquired as a result of such arrangement; or

          (iv) create non-permanent editorial or news commentary or programming, and contextual links within such areas, relating to any third party so long as such party does not pay AOL for such links or commentary.

     1.13 Reach on Restricted Screens. If the Restricted Screens are not receiving [*] of the [*] within the AOL Service Sports Channel as reported by Media Metrix or another third party reasonably determined by AOL, ICP may provide written notice to AOL regarding the level of reach on such screens. After receiving written notice thereof, AOL shall enter into good faith negotiations with ICP to modify the "Restricted Screens" category so that such screens will receive [*] of the [*] within the AOL Service Sports Channel.

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2.   CROSS-PROMOTION
     ---------------

     2.1 Cooperation. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

     2.2 Interactive Site. Within the Primary Site, ICP shall include a prominent actionable promotional button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing on the first screen of the Primary Site (the "AOL Promo"), to promote such AOL products or services as AOL may designate (for example, the America Online brand service, the CompuServe brand service, the AOL.com site, the Digital City services, the ICQ service, MovieFone services, When.com calendaring services or the AOL Instant Messenger service). AOL will provide the creative content to be used in the AOL Promo. ICP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promo within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promo during the prior month. In the event that AOL elects to serve the AOL Promo to the Primary Site from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including, without limitation, inserting HTML code designated by AOL on the pages of the Primary Site on which the AOL Promo will appear. In addition, within the Primary Site, ICP shall provide prominent promotion, [*], for the keywords associated with the Customized Programming and links from the Primary Site to the relevant topic areas on AOL's AOL.com site. To the extent that ICP promotes any instant messaging technology or functionality, ICP shall promote the AOL Instant Messaging functionality on its Primary Site.

     2.3 Other Media. In addition to the ICP In-Kind Commitments, in ICP's television, radio, print and "out of home" (e.g., buses and billboards, point of purchase and other "place-based" promotions) advertisements and in any publications, programs, features or other forms of media over which ICP exercises at least partial editorial control, ICP will include specific references or mentions (orally where possible) of the availability of the Customized Site through the AOL Network. At least [*] of such references or mentions shall be at least as prominent as the ICP's listing of a URL for any ICP Interactive Site. The remaining [*] of such references must be at least visible, audible or legible as the case may be in any ICP advertisement in print, radio, or television. To the extent that the foregoing mentions or references satisfy AOL's standard barter requirements and the conditions of Section 1.4.2, these references or mentions shall count towards ICP's In-Kind Commitment obligation in
          Section 1.4.2. All such references or mentions of AOL, and the use of AOL's trademarks, trade names and service marks in connection therewith, shall be in accordance with Section II of Exhibit C and shall conform to the samples shown on Exhibit H.

     2.4 Preferred Access Provider. When promoting AOL, ICP shall promote AOL as the preferred access provider through which a user can access the Customized Programming and/or the Primary Site and ICP shall use commercially reasonable efforts to promote AOL as prominently as any other Interactive Service as part of ICP's promotion of the Licensed Content

3.   REPORTING; PAYMENT.
     -------------------

     3.1 AOL Usage Reporting. AOL shall make available to ICP a monthly report specifying for the prior month aggregate usage and Impressions with respect to ICP's presence on the AOL Network, which are similar in substance and form to the reports provided by AOL to other content partners similar to ICP.

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     3.2  Customized Programming Reporting.  ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the Customized Programming during the prior month, the number of and dollar value associated with the transactions involving AOL Members and any registration information obtained from AOL Members at the Customized Programming during the period in question. ICP represents that all URLs related to the Customized Programming are listed on Exhibit B (Primary Site definition) and ICP shall provide AOL with an update of such list promptly upon any change thereto.

     3.3 Promotional Commitments. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments (including, without limitation, any in-kind commitments set forth in Section 1.4.2) it has undertaken pursuant to this Agreement in the form attached as Exhibit E hereto, and ICP shall provide AOL with impressions data with respect to the promotions specified in Section 2.

     3.4 Advertising. ICP shall provide monthly detailed information to AOL regarding (i) AOL Advertisements (as defined below) sold by ICP or its agents and (ii) any advertising or promotional activity through the Customized Programming, Customized Site or any Linked ICP Interactive Sites.

     3.5 Wired Payments. All payments by ICP hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, [*] at the Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081 [*], or such other account of which AOL shall give ICP written notice.


4.   ADVERTISING AND MERCHANDISING
     -----------------------------

     4.1 AOL Network Advertising Inventory. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network including, without limitation, the AOL Frames and shall have the right to all revenues therefrom. The specific advertising inventory within any AOL forms or pages, including such AOL Frames, shall be as reasonably determined by AOL. AOL shall have the exclusive right to sell AOL Advertisements on the Team Aggregation Page and the Stars Aggregation Page. ICP must cooperate and facilitate AOL's serving of advertisements sold by AOL. ICP must provide the necessary technical support for AOL to serve such advertisements. Notwithstanding the foregoing, AOL agrees not to place advertising within any [*] that is activated by entering solely a Customized Site or Customized Programming. AOL reserves the right to place advertising within any [*] provided that any such advertising appearing on a frame or [*] around the Customized Sites shall not be targeted specifically toward the Customized Site. AOL hereby grants ICP the exclusive right to license or sell AOL Advertisements on the other screens, subject to AOL's approval for each AOL Advertisement, which approval shall not be unreasonably withheld.

     4.2 Advertising Policies. Any AOL Advertisements sold by ICP or its agents shall be subject to AOL's then-standard advertising policies which shall be made available, exclusivity commitments, and other preferential contractual commitments to third parties which are applicable to AOL and those exclusivities that AOL grants to itself for its own business(es) subject to Section 5.2(b).

     4.3 Advertising Revenues. AOL shall be entitled to [*] of Advertising Revenues generated by the license or sale of AOL Advertisements on the Team Aggregation Page and Stars Aggregation Page. ICP shall be entitled to [*] of Advertising Revenues generated by the license or sale of AOL Advertisements on the Other Pages.

     4.4 Interactive Commerce. ICP is permitted to sell Product through the commerce area on its Customized Site and/or Customized Programming. ICP may sell "Licensed Sporting Goods," but

[*] Portions have been omitted pursuant to a confidential treatment request.

          ICP is prohibited from "promoting" Licensed Sporting Goods anywhere on the AOL Network; provided, however, that ICP shall be permitted sell and promote Licensed Sporting Goods on the Customized Site and Customized Programming. Any merchandising permitted hereunder shall be subject to (i) the then-current requirements of AOL's merchant certification program, (ii) AOL's standard terms and conditions applicable to its interactive marketing partners, and (iii) receive prior approval from AOL for all Product to be offered through the Customized Site and/or Customized Programming, except for those pre-approved Products listed in Exhibit H. ICP will take all reasonable steps necessary to conform its promotion and sale of Products through the Customized Site and Customized Programming to the then-existing technologies identified by AOL which are optimized for the AOL Service including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of Products by AOL Members through the Customized Site and Customized Programming. "Licensed Sporting Goods" shall [*]. Memorabilia and collectibles are specifically excluded from Licensed Sports Product.

5.   CUSTOMIZED PROGRAMMING AND CUSTOMIZED SITE
     ------------------------------------------

     5.1 Production; Performance. ICP shall optimize all Customized Programming and the Customized Site for distribution hereunder according to AOL specifications and guidelines (including, without limitation, any HTML publishing guidelines) and the Operating Standards set forth on Exhibit F attached hereto.

     5.2 Customization. ICP shall customize all Customized Programming and the Customized Site for AOL Members as follows:

          (a) ICP shall customize and co-brand the Customized Site and Customized Programming for distribution over the AOL Properties listed in Exhibit A-1 by displaying on each page of the Customized Site framing, branding for and links to the applicable AOL Property, and other navigational and promotional spaces, each as described for each such AOL Property on Exhibit A. In addition, on each page of the Customized Site linked to from a permanent placement on a main department screen of AOL.com or Netscape Netcenter, ICP shall display a C-frame (i.e., side navigation/menu bars, headers and footers), branding for and links to such AOL Property, and other navigational and promotional spaces, each in accordance with AOL's standards for such AOL Property. ICP shall make any changes to the customization and/or co-branding of the Customized Site to conform to the standard requirements of any AOL Property or otherwise requested by AOL during the Term; provided that any such change shall not increase the portion of the Customized Site that is covered by such framing by more than 10% over the portion covered by the framing shown on Exhibit A for such AOL Property or the standard C-frame for such AOL Property as of the Effective Date, as applicable.

          (b) ICP shall ensure that AOL Members accessing the Customized Site and/or Customized Programming or linking to any ICP Interactive Site from the Customized Site or Customized Programming do not receive advertisements, promotions or links (i) for any entity reasonably construed to be in competition with AOL or the applicable AOL Property, (ii) in a category in which AOL or the applicable AOL Property has an exclusive or other preferential relationship (but this limitation only applies to the Team Aggregation Page, Team Pages, Stars

[*] Portions have been omitted pursuant to a confidential treatment request.

          Aggregation Page, and Stars Page of the Customized Site and Customized Programming), or (iii) otherwise in violation of the applicable AOL Property's then-standard advertising policies. ICP shall ensure that all Advertisements sold by ICP or its agents comply with all applicable federal, state and local laws and regulations.

          (c) Within the Customized Site, ICP shall use and/or feature solely AOL's tools and technology for the following utilities and functionality: instant messaging, chat, personalized news service, calendaring (including "click-to-add event" functionality associated therewith), web page community services, message boards, and commerce/content aggregation services (e.g., Shop@AOL and local content) ("AOL Tools"). If any such AOL Tool is not made available for use on the Customized Site within a reasonable time upon ICP's request, ICP shall be permitted to utilize on the Customized Site similar tools and technology provided by a third party, provided that such tools and technology are not branded by such third party and no links or promotions for such third party appear on the Customized Site and, provided, further that ICP will convert such tools and technology over to the corresponding AOL Tool once such AOL Tool is made available. In addition, the Customized Site shall not (x) provide or promote any email service, or (y) use or feature the tools or technology of any Interactive Service other than AOL.

          (d) Within the AOL Service, ICP shall host the Team Aggregation Page and Stars Aggregation Page of the Customized Programming under a domain name co-branded with the applicable AOL Property as follows: athletedirect.aol.com and all other pages within the Customized Site will have domain names with applicable ICP Property extension such as aol.athletedirect.com or yankees.aol.broadbandsports.com. Within all other AOL Properties, ICP shall host the Team Aggregation Page, the Team Page, the Stars Aggregation Page and the Stars Page under a domain name co-branded with the applicable AOLProperty as follows: athletedirect.netscape.com and all other pages within the Customized Site may have domain names such as netscape.athletedirect.com. AOL will use commercially reasonable efforts to have [*] for traffic on the Team Pages within the AOL Service so long as such pages remain in Rainman format. With respect to traffic on any other pages relating to the Customized Site or Customized Programming which appear on an AOL URL, AOL will use commercially reasonable efforts, including by providing any necessary [*], to help ICP [*]. For pages appearing on an ICP URL, AOL will use commercially reasonable efforts, including [*], to help ICP receive [*].

     5.3 Links on Customized Programming. The Parties will work together on mutually acceptable links (including links back to AOL) within the Customized Site and Customized Programming in order to create a robust and engaging AOL member experience and the Customized Site and Customized Programming shall not contain any pointers or links to any other area on or outside the AOL Network without AOL's prior written consent, other than (i) standard advertising that otherwise complies with this Agreement and (ii) as expressly described on Exhibit A. ICP may designate a "link" to the Customized Site and/or Customized Programming as provided for herein. ICP shall take reasonable efforts to ensure that AOL traffic is generally either kept within the Customized Site or Customized Programming or channeled back into the AOL Network and ICP shall ensure that the Customized Site or Customized Programming contain no permanent or semi-permanent links for third party Content, nor any rotational links for aggregated Content within the same Content category or channel as ICP, except as specifically set forth in the Programming Plan. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from the Customized Site or Customized Programming cause an excessive amount of AOL traffic to be diverted outside of such Customized Programming or Customized Site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL

[*] Portions have been omitted pursuant to a confidential treatment request.

          audience, then ICP shall immediately reduce the number of links out of the Customized Programming and Customized Site. In the event that ICP cannot or does not so limit diverted traffic from the Customized Programming or Customized Site within thirty (30) days (or 10 days for repeated violations) of receiving written notice from AOL regarding such diverted traffic, AOL reserves the right to terminate such links from the AOL Network to the Customized Programming Customized Site.

     5.4 Review. ICP shall allow appropriate AOL personnel to have reasonable access to all Customized Programming from time to time for the purpose of reviewing such sites to determine compliance with the provisions of this Section 5.

6.   TERM, TERMINATION, PRESS RELEASES.
     ---------------------------------

     6.1. Term. Unless earlier terminated as set forth herein, the initial term of this Agreement shall commence on the Effective Date and expire thirty-six (36) months from the Effective Date. AOL shall have the right to extend this Agreement for two (2) successive one (1) year periods (each, an "Extension Term") on the same terms and conditions contained herein except that in lieu of the Carriage Fee in Section 1.4, ICP shall pay AOL at the Renewal Rate; provided that ICP has generated Transaction Revenues and Advertising Revenues combined totaling at least [*] during the initial term of this Agreement. In the event that ICP has not generated such revenues during the initial term of this Agreement, AOL may send ICP a notice of renewal and ICP has the right to elect to pay either the Renewal Rate or the "Revenue Share" payment option. The Revenue Share payment option shall mean that ICP shall pay AOL fifty percent (50%) of Advertising Revenues and a [*] percentage of Transaction Revenues which the Parties must negotiate in good faith to [*] of net Transaction Revenues (i.e., gross revenues minus cost of goods sold [*] attributable to this Agreement). The Impressions Target in a Extension Term shall equal [*]. AOL shall exercise its option to extend this Agreement by providing ICP with written notice of such election no later than [*] prior to the expiration of the initial term or the then-current Extension Term, as the case may be. Upon the expiration or earlier termination of this Agreement, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an ICP Interactive Site and continue to use ICP's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link").

     6.2 Termination for Breach. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof; provided, however, that AOL will not be required to provide notice to ICP in connection with ICP's failure to make any payment required under Section 1.4, and the cure period with respect to any scheduled payment shall be fifteen (15) days from the date such payment is due.

     6.3 Termination for Bankruptcy/Insolvency or Changes in Business. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

     6.4 Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law, rule, regulation or court order or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior

[*] Portions have been omitted pursuant to a confidential treatment request.

          written notice of such disclosure. The failure to obtain the prior written approval of the other Party shall be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching Party, in the event of such material breach, the non-breaching Party may elect either to terminate this Agreement immediately upon notice to the other Party. AOL hereby agrees that there will be a press release announcing this Agreement pursuant to this provision and AOL shall work with ICP in good faith to issue a timely release.

7.   TERMS AND CONDITIONS.  The terms and conditions set forth on the Exhibits
     --------------------
     attached hereto  are hereby made a part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                       BROAD BAND SPORTS, INC.


By:     /s/ David M. Colburn               By:      /s/ Richard Nanula
    ---------------------------------          ------------------------------

Print Name:    David M. Colburn            Print Name:    Richard Nanula
            -------------------------                  ----------------------

Title:  President - Business Affairs      Title:       Chairman & CEO
       ------------------------------            ----------------------------

Date:         3/15/00                     Date:            3/15/00
      -------------------------------           -----------------------------

                                          Tax ID/EIN#:       95-4673805
                                                       ----------------------

                                   EXHIBIT A
                                   ---------

                          Exhibit A-1:  Carriage Plan

Brand/         Screen/Web             Impressions               Placements         Permanent    Branded (Y/N)  Partner Content
 Channel        Center/Strip           Guaranteed/
                                       Trackable (Y/N)
====================================================================================================================================
AOL
 Service
Sports       Main                            Y             Integrated Placement        Y             Y         Athlete Page
                                                                                                               Aggregate

Sports       Scoreboards -                   Y             Editorial Link (3)          Y             Y         Integrated Commerce
             Main*                                                                                             link

Sports       Scoreboards -                   Y             Editorial Link (2)          Y             Y         Integrated Commerce
             Sub-Level*                                                                                        link

Sports       Pro Football,                   Y             Promotional Link            Y             Y         Athlete Pages
             College Football,                                                                                 managed by Athlete
             Pro Basketball,                                                                                   Direct
             College
             Basketball, Pro
             Hockey, Pro
             Baseball, Soccer

Sports       Pro Football,
             College Football,               Y             Promotional Link            Y             Y         Specific Individual
             Pro Basketball,                                                                                   Team Pages
             College
             Basketball, Pro
             Hockey, Pro
             Baseball, Soccer,
             Auto Racing,
             Golf

Sports       Extreme Sports -                Y             Content Block               Y             Y         Extreme Seasonal
             Main                                                                                              Sports - e.g. -
                                                                                                               Snowboarding and
                                                                                                               Skateboarding

Sports       Scoreboards                     Y             Advertising                No -           Y         Commerce area of
                                                                                    Weekends                   Partner site
                                                                                     Only

Sports       Run of Channel                  Y             Advertising                No             Y         Commerce area of
                                                                                                               Partner site
====================================================================================================================================
AOL.com
====================================================================================================================================
Sports       Main                            Y             Content Block               Y             Y         Promotional Content
                                                                                                               - Main co-brand area

Sports       Pro Football,                   Y             Promotional Link            Y             Y         Athlete Pages
             College Football,                                                                                 managed by Athlete
             Pro Basketball, College                                                                           Direct
             Basketball, Pro Hockey,
             Pro Baseball,
             Soccer

Sports       Pro Football, College           Y             Promotional Link            Y             Y         Specific Individual
             Football, Pro                                                                                     Team Pages
             Basketball, College
             Basketball, Pro
             Hockey, Pro Baseball,
             Soccer, Auto Racing,
             Golf

Sports        Extreme Sports                 Y             Department Pages            Y             Y         Extreme Seasonal
                                                                                                               Sports - e.g. -
                                                                                                               Snowboarding and
                                                                                                               Skateboarding

Sports       Scoreboards*                    Y             Editorial Links             Y             Y         Integrated Commerce
                                                                                                               Link

CompuServe
====================================================================================================================================
Sports       Main                            Y             Content Block               Y             Y         Promotional Content
                                                                                                               - Main co-brand area

Sports       Pro Football,                   Y             Promotional Link            Y             Y         Athlete Pages
             College Football,                                                                                 managed by Athlete
             Pro Basketball,                                                                                   Direct
             College Basketball,
             Pro Hockey, Pro
             Baseball, Soccer

Sports       Pro Football, College           Y             Promotional Link            Y             Y         Specific Individual
             Football, Pro                                                                                     Team Pages
             Basketball, College
             Basketball, Pro
             Hockey, Pro
             Baseball, Soccer,
             Auto Racing,
             Golf

Sports       Extreme Sports                  Y             Department Pages            Y             Y         Extreme Seasonal
                                                                                                               Sports - e.g. -
                                                                                                               Snowboarding and
                                                                                                               Skateboarding

Sports       Scoreboards*                    Y             Editorial Links             Y              Y         Integrated Commerce
                                                                                                                Link
------------------------------------------------------------------------------------------------------------------------------------
AOL
 Australia,
 Brazil,
 Canada,
 UK
Sports       Anywhere in                     N             Text Link(s)                Y             Y         Link to country
             Channel                                                                                           specific area
                                                                                                               developed by ICP

Netscape
====================================================================================================================================
Sports       Main                            Y             Content Block               Y             Y         Promotional Content
                                                                                                               - Main co-brand area

Sports       Pro Football,                   Y             Department Pages            Y             Y         Athlete Pages
             College Football,                                                                                 managed by Athlete
             Pro Basketball,                                                                                   Direct
             College Basketball,
             Pro Hockey, Pro
             Baseball, Soccer

Sports       Pro Football,                   Y             Department Pages            Y             Y         Specific Individual
             College Football,                                                                                 Team Pages
             Pro Basketball,
             College Basketball,
             Pro Hockey, Pro
             Baseball, Soccer,
             Auto Racing,
             Golf

Sports       Extreme Sports                  Y             Department Pages            Y             Y         Extreme Seasonal
                                                                                                               Sports - e.g. -
                                                                                                               Snowboarding and
                                                                                                               Skateboarding

Sports       Scoreboards*                    Y             Editorial Links             Y             Y         Integrated Commerce
                                                                                                               Link

ICQ
====================================================================================================================================
Sports       Main                            Y             Text Promotion           Permanent        Y         ICQ Sports Fan
                                                                                                               Department
Sports       Fans                            Y             Feature                  Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Fans                            Y             Secondary Feature        Rotating         Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Fans                            Y             Top 5's                  Rotating         Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Fans                            Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Baseball                        Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Basketball                      Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Tennis                          Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       US Football                     Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Football (Soccer)               Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Other Sports                    Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Rugby                           Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Cricket                         Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Golf                            Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Hockey                          Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Extreme                         Y             Text Promotion           Rotating         Y         Broadband Sports
                                                                                                               Hosted Content
Sports       Scoreboards*                    Y             Text Promotion           Permanent        Y         Broadband Sports
                                                                                                               Hosted Content
====================================================================================================================================

* Within the AOL Service, each Scoreboard Screen will contain a number of ICP designated links equal to at least sixty (60) percent of the total Promotional Links on the page; provided that, in no instance will the number of ICP designated links on the main AOL Scoreboard Screen be less than three (3). At least one (1) ICP designated link will be accompanied by a photo. A minimum of one (1) ICP designated link will contain a graphical icon and two (2) lines of text. A minimum of one (1) ICP designated link will be a text link. Each AOL Service sub-Scoreboard Screen will contain a minimum of two (2) ICP designated links.

AOL will provide similar relative level of promotion (but not necessarily number of links) on the Scoreboards of other Covered Properties as reasonably determined by AOL taking into account design and "look and feel" of such other Scoreboards.

                       [GRAPHIC OF AOL/SPORTS WEB SITE]

                           EXHIBIT B  -- DEFINITIONS
                           -------------------------

DEFINITIONS.  The following definitions shall apply to this Agreement:

Advertisements. Promotions, advertisements, links, pointers and similar services or rights.

Advertising Revenues. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by ICP or ICP's agents, as the case may be, arising from the license or sale of AOL Advertisements, less applicable Advertising Sales Commissions; provided that, in order to ensure that AOL receives fair value in connection with AOL Advertisements, ICP shall be deemed to have received no less than the Advertising Minimum in instances when ICP makes an AOL Advertisement available to a third party at a cost below the Advertising Minimum.

Affiliate. Any agent, distributor or franchisee of AOL, or an entity that, directly or indirectly, controls, is controlled by, or is under common control with AOL, including any entity in which AOL holds, directly or indirectly, at least a nineteen percent (19%) equity interest.

AOL Advertisements. Any promotion, advertisement, link pointer, sponsorship or similar service or right on or through the Customized Site or Customized Programming.

AOL.com. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM/sm/" brand, specifically excluding (a) the AOL Service, (b) any international versions of such site, (c) CompuServe.com, Netscape Netcenter, any other CompuServe or Netscape products or services or interactive sites, (d) "ICQ/sm/," "AOL Search," "AOL Instant Messenger/sm/," "AOL NetMail/sm/" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online brand service which was operated, maintained or controlled by the former AOL Studios division, (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL Service. The standard narrow-band U.S. version of the America Online brand service, specifically excluding (a) AOL.com/sm/ and any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services, (d) Netscape Netcenter(TM) and any other Netscape products or services, (e) "ICQ/sm/," "AOL NetFind/sm/," "AOL Instant Messenger/sm/," "Digital City/sm/," "AOL NetMail/sm/," "Real Fans/sm/", "Love@AOL/sm/", "Entertainment Asylum/sm/," "AOL Hometown/sm/" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online brand service, (f) any programming or content area offered by or through the U.S. version of the America Online brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL Presence. Any AOL trademark or logo, headline, word or picture and/or any other Content which describes or promotes AOL.

AOL Property. Any product, service or property owned, operated, marketed, distributed, or authorized to be distributed by or through AOL or its Affiliates, including, without limitation, the AOL Service, AOL.com, and AOL Hometown.

AOL Look and Feel. The elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL Member(s). Any user of the AOL Network, including authorized users (including any sub-accounts under an authorized master account) of the AOL Service and/or the CompuServe Service.

AOL Network. (i) The AOL Service, AOL.com, ICQ, and (ii) any other product, service or property owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide (and including those products, services and properties that are excluded from the definitions of the AOL Service, AOL.com or any other AOL Property). It is understood and agreed that the rights of ICP relate solely to particular AOL Properties as expressly set forth in this Agreement and not generally to the AOL Network.

AOL Purchaser. (i) Any person or entity who enters the Customized Site or the Customized Programming from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Customized Site which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through a Linked ICP Interactive Site, provides an AOL.com domain name or a CompuServe.com domain name as part of such person or entity's e-mail address and provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code) will also give rise to Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above).

Change of Control. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

CompuServe Service. The standard HTML version of the narrow-band U.S. version of the CompuServe brand service, specifically excluding (a) any international versions of such service (e.g., NiftyServe), (b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services or functionality materially different from the Content, distribution, services or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer, (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date, (i) the America Online brand service and any independent product or service which may be offered by, through or with the U.S. version of the America Online brand service and (j) the HMI versions of the CompuServe brand service.

Confidential Information. Any information relating to or disclosed in the course of this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information
(a) already lawfully known to or independently developed by the receiving Party,
(b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

Content. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, URLs, keywords and other navigational elements, links, pointers, technology and software.

Covered Property.  AOL Service, AOL.com, [*], ICQ.com, and CompuServe.

Customized Programming. Any (a) area within the AOL Network or outside the AOL Network but exclusively available to AOL Members, which area is developed, programmed, and/or managed by ICP, in whole or in part, pursuant to this Agreement and all Content thereon (including, without limitation, message boards, chat and other AOL Member-supplied content areas contained therein) including, without limitation, Team Aggregation Page, Team Page, Stars Aggregation Page, Stars Page and any co-branded page, but excluding the Customized Site and (b) Content provided to AOL by ICP pursuant to this Agreement for distribution on or through the AOL Network other than on the Customized Site.

Customized Site. Collectively, each version of the Primary Site that is customized for distribution through the AOL Network in accordance with this Agreement.

Department Screens. The following eleven departmental main screens of the AOL Covered Property Sports Channel: Pro Football, College Football, Pro Basketball, College Basketball, Extreme Sports, Hockey, Baseball, Golf, Soccer, Auto Racing and Tennis (or successor screens thereto).

Digital City. The standard, narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City brand name, specifically excluding (a) the AOL Service, AOL.com or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe brand service and any other CompuServe products or services (d) "Driveway," "ICQ," "AOL Search," "AOL Instant Messenger," "Digital City," "AOL NetMail," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, and (i) Digital City- branded offerings in any local area where such offerings are not owned or operationally controlled by AOL, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads).

Keyword/TM/ Search Terms. (a) The Keyword online search terms made available on the AOL Service, combining AOL's Keyword online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement) and (b) the Go Word online search terms made available on the CompuServe Service, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

ICP Stars Competitors. Fan Link, Athlete Now, Rivals.com and Big Pros (and their majority-owned subsidiaries provided that such subsidiaries would otherwise qualify under this definition), provided that Fan Link, Athlete Now and Big Pros shall no longer be considered ICP Stars Competitors if their page views from their Stars Aggregation Areas [*] of their annual page views and provided further that Rivals.com shall no longer be considered ICP Stars Competitors if its page views from its Stars Aggregation Area and its Team Aggregation Area combined [*] of its annual page views. In the event of an acquisition of any of the foregoing entities, the annual gross revenues test shall apply only to the above mentioned entities as stand-alone entities provided they continue to operate as such brands (but the ICP Stars Competitor definition shall never apply to a parent of the above entities unless the parent entities revenues from Stars Aggregation Areas is [*] of its total revenues). ICP shall have the right to add four additional ICP Stars Competitors upon reasonable written notice to AOL if such entity generates [*] of their total page views from Stars Aggregation Areas. Any prior existing relationships between AOL and such a new ICP Stars Competitor shall be grandfathered and excluded from any applicable restrictions.

ICP Interactive Site. Any interactive site or area (other than Customized Programming), including any mirrored site or area, which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed Active Desktop or interactive television service such as WebTV.

ICP Presence. Any (a) ICP trademark or logo, (b) headline or picture from ICP Content, (c) teaser, icon, or link to the Customized Site or Customized Programming and/or (d) other Content which originates from, describes or promotes ICP or ICP's Content. This does not include AOL navigational links (i.e., links to " teams", "stars" or the names of such teams or stars).

ICQ.com. ICQ's primary Internet-based English language Interactive Site marketed under the "ICQ.com" brand, specifically excluding (a) the ICQ Service,
(b) any international / non-English language versions of such site, (c) "ICQ It!" or any other independent product or service offered by or through such site or any other ICQ Interactive Site, (d) any programming or Content area offered by or through such site over which ICQ does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and user-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other ICQ Interactive Site, (f) any property, feature, product or service which ICQ or its affiliates may acquire subsequent to the Effective Date and (g) any other version of an ICQ Interactive Site which is materially different from ICQ's primary Internet-based English language Interactive Site marketed under the "ICQ.com" brand, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer

Impression. User exposure to an ICP Presence, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols; provided that on scoreboards multiple Impressions on a single page shall count as one Impression.

Interactive Service. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across multiple interactive commerce categories; (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means).

Linked Interactive Site. Any site or area outside of the AOL Network which is linked to Customized Programming (through a "pointer" or similar link) subject to approval by AOL in accordance with the terms and conditions of this Agreement.

Linked ICP Interactive Site. Any ICP Interactive Site which is also a Linked Interactive Site.

Licensed Sports Product. A sports-related Product which requires a license from a sports league, team, governing body or individual athlete in order to sell such Product.

[*] Portions have been omitted pursuant to a confidential treatment request.

Licensed Content. All Content offered through [*] pursuant to this Agreement or otherwise provided by or on behalf of ICP or its agents in connection herewith (e.g., offline promotional content or online Content for distribution through the AOL Network), including without limitation all Customized Programming.

Main Screen.  The primary or first screen of a particular area or channel.

Member Page. Any web page created by an AOL Member through AOL Hometown and using the community tools available therein.

Memorabilia Products. Products consisting of (i) Authentically autographed (e.g., autograph not provided by machine or facsimile) sports products deriving a portion of their value from the autograph, and (ii) commemorative, unique or limited sports products related to a sport, sporting event, league, team, players association or athlete.

Netscape Netcenter. Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter/sm/" brand, specifically excluding (a) the AOL Service and the CompuServe Service, (b) AOL.com and CompuServe.com, (c) any international versions of such site, (d) "ICQ," "AOLSearch," "AOL Instant Messenger," "AOL NetMail," "AOL Hometown," "My News," "Digital City," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

Other Pages. All pages directly linked to from a Team Aggregation Page or Stars Aggregation Page.

Permanent. Shall mean a placement within a screen on the AOL Network that is continuously visible 24 hours per day, 7 days a week, 52 weeks a year.

Premium Information Products. Specialized electronic sports information Products offered, licensed or sold for an amount charged by ICP to AOL Purchasers in addition to the base membership fee charged by AOL to AOL Members. Premium Information Products may include, but shall not be limited to, electronically distributed informational items such as special event products (e.g., special Super Bowl reports), special fantasy reports, team fan clubs, seasonal specials, which Products shall be created and marketed to specialized audiences subject to the restrictions, terms and conditions contained in the Agreement. ICP shall be solely responsible for the Content of the Premium Information Products.

Primary Site. The Internet site and Content currently located at www.athletedirect.com, www.psx.com, www.csx.com , www.rotonews.com and all derivative URLs which are (i) managed, maintained or owned by ICP or its agents or (ii) to which ICP licenses information, content or other materials.

Product. Any product, good or service which ICP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Purchaser directly or indirectly through (i) the Customized Site (including through any Interactive Site linked thereto) or Customized Programming (including any Linked Interactive Site), (ii) any other electronic means directed at AOL Purchaser (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Customized Site or Customized Programming requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

Promotional Links. Any link except for banner ads, editorial, navigational or other similar links.

Renewal Rate.  Equals $12,500,000.00 per Extension Term to be paid as follows:
(1) a total cash payment of $5,000,000.00 to be paid quarterly with two quarters being paid up front on or before the first day of the Extension Term and under the same terms and conditions as set forth in Section 1.4 and (2) $7,500,00.00 in ICP In-Kind Commitments to be distributed evenly during the Extension Term and otherwise subject to Section 1.4.2.

Restricted Screens. Shall mean the Customized Site, Team Aggregation Page, Team Page, Stars Aggregation Page, Stars Page and Department Screens; the Scoreboard Screens and Sub-Scoreboard Screens; the Main Screens of the Sports Channels of each of the AOL Service, AOL.com, the CompuServe Service, Netscape Netcenter, ICQ.com; all screens that are under AOL's complete operational control within each of the Grandstand Area and Fantasy Area of the AOL Service Sports Channel; and all screens that are under AOL's complete operational control within the Sports News Areas of the Sports Channels of each of the AOL Service, AOL.com, the CompuServe Service, Netscape Netcenter, orICQ.com. AOL hereby represents that the Grandstand Area, Fantasy Area and the Sports News Area of the Sports Channel all within the AOL Service are under AOL's complete operational control as of the signing of this Agreement. AOL does not represent or warrant that such areas will remain under its complete operational control after the signing of this Agreement.

Scoreboards Screen. Shall mean the main scoreboard screen corresponding to each Department Screen.

Sub-Scoreboard Screen. The screen(s) one or more click under the Scoreboard screen which contains the same characteristics of the Scoreboard Screen.

Sports Entertainment Products. Audio-based and or video-based sports-related content offerings, (i.e., chats, broadcasts, interviews or shows) which feature athletes, sports writers or other sports personalities.

Stars Page. The Page devoted to content relating to an individual athlete as set forth in Exhibit A and directly linked to from the Stars Aggregation Page.

Stars Aggregation Area. An athlete area which is produced by a company that produces athlete programming for at least 8 athletes. Athlete Programming shall mean interactive content (including athlete websites) produced by or under license from an athlete in which an athlete has material financial interest excluding, without limitation, any content produced for distribution through any other medium, any content created independent of the athlete or any other content created around athlete endorsement, promotional, league, team or similar relationships.

Stars Aggregation Page. The area in the AOL Network linked directly from an AOL-based permanent promotion and/or used as a navigational page that is designed as the premier interactive and online home for mutually and reasonable agreed-upon nationally (in some cases internationally) recognized major professional athletes in the following sports categories: NFL, NBA, NHL, MLB, auto racing ("Nascar") and soccer ("MLS") and other mutually agreed upon sports categories.

Term. The period beginning on the Effective Date and ending upon the expiration or earlier termination of this Agreement.

Team Aggregated Area. An area containing aggregated content or links to aggregated content from all or substantially all NFL, NHL, NBA, MLB, MLS,NASCAR, NCAA Football, or NCAA Basketball teams.

Team Aggregation Page. The AOL page that contains all of the team listings for all categories of professional, college or any other category including teams and that is linked directly from an AOL-based permanent promotion and/or used as a navigational page to team listings.

Team Page. The page devoted to content relating to a specific team as set forth in Exhibit A and directly linked to from the Team Aggregation Page.

Transaction Revenues. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any Products, including, in each case, handling, shipping, service charges, and excluding, in each case,
(a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.

[*] Portions have been omitted pursuant to a conflicting treatment request.

               EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS
               ------------------------------------------------

I.  AOL NETWORK

Content. ICP represents and warrants that all Content contained within the Customized Site and Customized Programming and all Licensed Content (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written policy of AOL and any applicable AOL Property (including without limitation AOL's kids policies to the extent applicable),
(ii) does not and will not infringe on or violate any copyright, trademark, U.S. patent, rights of publicity, moral rights or any other third party right, including without limitation, any music performance or other music related rights, and (iii) does not and will not contain any Content which violates any applicable law or regulation ((i), (ii) and (iii) collectively, the "Rules"). In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use its best efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its best efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

AOL Network Distribution. The distribution, placements and/or promotions described in this Agreement or otherwise provided to ICP by AOL shall be used by ICP solely for its own benefit, will link to and promote solely the Licensed Content within the Customized Site or Customized Programming expressly described on Exhibit A and will not be resold, traded, exchanged, bartered, brokered or otherwise offered or transferred to any third party or contain any branding other than ICP's branding. Further, the Content of all such distribution, placements and promotions shall be subject to AOL's policies relating to advertising and promotion, including those relating to AOL's exclusivity commitments and other contractual preferences to third parties as set forth in
Section 4.and Section 5.

Changes to AOL Properties. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOLNetwork at any time, including without limitation, by adding or deleting channels, subchannels and/or screens and/or by outsourcing to a third party the programming responsibility for any channel, subchannel, screen or portion thereof. If such redesign or modification substantially modifies the nature of the distribution provided under this Agreement in a material adverse fashion, or if AOL is otherwise unable to deliver any particular Promotion, AOL will work with ICP in good faith to provide ICP, as its sole remedy, with comparable distribution [*].

Member Page. AOL will have no obligation with respect to the Content and services available on or through any Member Page including, but not limited to, any duty to review or monitor any such Content and services. AOL expressly disclaims any liability to ICP for the Content and services contained in any Member Page or any expense, claim, demand, costs, loss or damage arising out of any use of the ICP-provided Content available from, without limitation, a Community Center or the Customized Site. ICP agrees to release AOL and its affiliates, including partners, directors, officers, employees and agents from any and all claims, rights and recourses for such loss or damage.

Contests. ICP shall ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Customized Site and/or Customized Programming (a "Contest") complies with all applicable laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

Disclaimers. ICP agrees to include within the Customized Site and Customized Programming a disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that all Content (including any products and services) is provided solely by ICP and not AOL, and any transactions are solely between ICP and AOL Members using or purchasing such Content and AOL is not responsible for any loss, expense or damage arising out of the Licensed Content or services provided through the Customized Site or Customized Programming (e.g., "In no event shall AOL nor any of its agents, employees, representatives or affiliates be in any respect legally liable to you or any third party in connection with any information or services contained herein and AOL makes no warranty or guaranty as to the accuracy, completeness, correctness, timeliness, or usefulness of any of the information contained herein"). ICP shall not in any manner state or imply that AOL recommends or endorses ICP or its Content.

Insurance. At all times during the Term, ICP shall maintain an insurance policy or policies adequate in amount to insure ICP against potential liability associated with the Licensed Content. ICP shall include AOL as a named insured party on such policy or policies. ICP shall provide AOL with a copy of such policy or policies within thirty (30) days after the Effective Date, failing which, in addition to all other available remedies, AOL shall be entitled to delay the launch of the Licensed Content on the AOL Network (and reduce AOL's promotional and Impressions obligations proportionately). ICP shall promptly notify AOL of any material change in such policy or policies.

Rewards Programs. ICP shall not offer, provide, implement or otherwise make available on the Customized Site or Customized Programming any third party promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of ICP or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards." [*].

Navigation.   In cases where an AOL Member performs a search for ICP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., promotions, Keyword Search Terms, navigation bars or any other promotions or navigational tools), AOL shall have the right to direct such AOL Member to the Customized Site, or any other Linked ICP Interactive Site determined by AOL in its reasonable discretion. ICP shall ensure that navigation back to the AOL Network from the Customized Site (and from any other Linked ICP Interactive Site linked to from the AOL Network), whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by ICP through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device.

AOL Look and Feel. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the Customized Site or Customized Programming (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames subject to Section 4.1.

Operations. AOL shall be entitled to require reasonable changes to the Customized Site and Customized Programming to the extent such site will, in AOL's good faith judgment, adversely affect technical operations of the AOL Network.

Classifieds and Auctions. ICP shall not implement or promote any classifieds listing features through Customized Programming or Customized Site without AOL's prior written approval not to be unreasonably withheld. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds. ICP shall not conduct any merchandising through the Customized Site or Customized Programming through auctions or any method other than a direct sales format without AOL's prior written consent with the exception of auctions from eBay.

Message Boards; Chat Rooms and Comparable Vehicles. Any Content submitted by ICP or its agents within the AOL Network message boards, chat rooms or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards, chat rooms or any other vehicles through which AOL Members may make submissions within the AOL Network. ICP will refrain from editing, deleting or altering, without AOL's prior approval, any opinion expressed or submission made by an AOL Member within the Customized Programming except in cases where ICP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable AOL Property's Terms of Service.

Duty to Inform. ICP shall promptly inform AOL of any information related to the Customized Site, Customized Programming or the Licensed Content which could

[*] Portions have been omitted pursuant to a confidential treatment request.

reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

Response to Questions/Comments; Customer Service. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the Customized Site, Customized Programming or the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same. ICP shall have sole responsibility for customer service (including, without limitation, order processing, billing, shipping, etc.) and AOL shall have no responsibility with respect thereto. ICP shall comply with all applicable requirements of any federal, state or local consumer protection or disclosure law.

Statements through AOL Network. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or its Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

Production Work. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate
work order signed by the Parties.   All fees to be paid to AOL for any such
production work shall be paid in advance.   To the extent ICP elects to retain a
third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards available at Keyword "Styleguide." The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Promotions, Customized Programming and the Customized Site ("Routine Services"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

Production Tools. AOL shall determine in its sole discretion, which of its proprietary publishing tools (each a "Tool") shall be made available to ICP in order to develop and implement the Licensed Content during the Term. ICP shall be granted a nonexclusive license during the Term to use any such Tool, which license shall be subject to: (i) ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (ii) AOL's right to withdraw or modify such license at any time, and (iii) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

Training and Support. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

Keywords.   Any Keyword Search Terms to be directed to the Customized Site shall be (i) subject to availability for use by ICP and (ii) limited to the combination of the Keyword search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

Accounts. ICP shall be granted [*] per athlete, plus twenty (20) additional accounts for production purposes, for the exclusive purpose of enabling ICP and its agents to perform ICP's duties hereunder. The accounts shall be of the type determined by AOL to be necessary for ICP to perform its duties hereunder. The twenty (20) accounts granted for production purposes shall be free of charge, but the [*] per athlete shall be subject to such monthly subscription charges as AOL shall determine shall be applied to similarly-situated interactive service providers (not to exceed monthly subscription charges generally available to the public for a similar type of account). In any event, ICP shall be responsible for the actions taken under or through its accounts, which actions are subject to AOL's then-standard Terms of Service, and for any surcharges, including, without limitation, all premium charges, transaction charges and any applicable communication charges incurred by any such account. Upon the termination of this Agreement, all accounts, related screen names and any associated usage credits or similar rights shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any account.

II.  TRADEMARKS

Trademark License. In designing and implementing any marketing, advertising, or other promotional materials (expressly excluding Press Releases) related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online" brand service, "AOL" service/software and AOL's triangle logo and, in connection therewith, ICP shall comply with the AOL styleguide available at keyword: "style guide"; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

Rights. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

Promotional Materials. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference in Promotional Materials to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.  REPRESENTATIONS AND WARRANTIES

[*] Portions have been omitted pursuant to a confidential treatment request.

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or to its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order or as reasonably advised by legal counsel. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  RELATIONSHIP WITH AOL MEMBERS

Solicitation of Subscribers. (a) During the term of this Agreement and for a two year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail or other online communications being sent to that AOL Member by ICP or its agents. Any commercial e-mail or other online communications to AOL Members which are otherwise permitted hereunder will (x) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from ICP and
(y) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) ICP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Customized Site, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

Email Newsletters. Any email newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the email functionality, including but not limited to AOL's policy on unsolicited bulk email, (ii) be sent only to AOL Members requesting to receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Service.

AOL Member Communications. To the extent ICP is otherwise permitted to send communications to AOL Members (in accordance with the other requirements contained herein): in any such communications to AOL Members on or off the Customized Site (including, without limitation, e-mail solicitations), ICP will limit the subject matter of such communications to those categories of products, services and/or content that are specifically contemplated by this Agreement and will not encourage AOL Members to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the Customized Site for the purchase of Products, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL Member communications, in the event that ICP encourages an AOL Purchaser to purchase products through such communications, ICP shall ensure that (a) the AOL Network is expressly promoted as the primary means through which the AOL Purchaser can access the Customized Site (including without limitation by stating the applicable Keyword Search Term and including direct links to specific offers within the Customized Site) and
(b) any link to the Customized Site will link to a page which indicates to the AOL Purchaser that such user is in a site which is affiliated with the AOL Network.

VI.  TREATMENT OF CLAIMS

Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION BELOW. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO SUCH LIABILITY OCCURRED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL TOOLS, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE CUSTOMIZED SITE.

Indemnity. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach or alleged breach of any duty, representation, or warranty of this Agreement. In addition, ICP will defend, indemnify, save and hold harmless AOL and AOL's officers, directors, agents, affiliates, distributors, franchisees and employees from any and all Liabilities arising out of or in any way related to the Licensed Content.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The

Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

Acknowledgment. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.  ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a)), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.


VIII.  MISCELLANEOUS

Auditing Rights. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right, at its expense, to conduct a reasonable and necessary copying and inspection of portions of the Records of ICP that are directly related to amounts payable to AOL pursuant to this Agreement, which right may, at AOL's option, be exercised by [*] an independent certified public accounting firm to conduct such inspection. For the sole purpose of ensuring compliance with this Agreement, ICP shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of AOL that are directly related to amounts payable to ICP pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, AOL shall be entitled to provide ICP with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by

[*] Portions have been omitted pursuant to a confidential treatment request.

this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@aol.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

Survival. Sections IV, V, VI, VII and VIII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement. In addition, all payment terms of this Agreement and any provision that expressly states that it shall survive or which, by its nature, must survive the completion, expiration, termination or cancellation of this Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement.

Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

Further Assurances. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

Assignment. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any successor to ICP (including, without limitation, by way of merger, consolidation or sale of all or substantially all of ICP's stock or assets) shall be subject to AOL's prior written approval. Notwithstanding the foregoing, if AOL's prior written approval for an assumption is not obtained by ICP in connection with [*], AOL shall have, [*], the right to terminate this Agreement. Further, in the event of any Change of Control of ICP or other transaction resulting in control of ICP by an Interactive Service or an entity that controls, is controlled by or is under common control with an Interactive Service, AOL shall have, [*], the right to terminate this Agreement upon written notice to ICP. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. [*] shall mean a merger, consolidation, or sale of all or substantially all of the [*], of ICP provided that (a) the entity assuming this Agreement has adequate capacity (including financial capacity) to fully perform hereunder, and (b) such assumption shall not be deemed to release ICP from liability hereunder.

Subcontractors. To the extent ICP desires to utilize consultants or subcontractors to perform a material portion of its obligations under this Agreement, utilization of such consultants and/or subcontractors shall be subject to AOL's prior written approval and ICP shall provide AOL with direct contact information for the employees of such consultants and/or subcontractors who are responsible for performing such obligations, which employees shall be available during business hours for consultation with AOL. ICP shall be responsible for ensuring that all consultants and subcontractors comply with this Agreement and ICP shall be liable for any breaches of this Agreement caused by any consultant or subcontractor.

Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

Applicable Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

Export Controls. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signatures sent by facsimile shall be deemed original signatures.

[*] Portions have been omitted pursuant to a confidential treatment request.

                                   EXHIBIT D
                                   ---------


Detailed Schedule and Bona-Fide Value of ICP In-Kind Commitments to be mutually agreed upon by the Parties as set forth in Section 1.4.2

                                   EXHIBIT E
                                   ---------

                 CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                             REGARDING PROMOTIONS

Pursuant to Section 2.3 of the Interactive Services Agreement between ______________ ("ICP") and America Online, Inc. ("AOL"), dated as of
_________________, 2000 (the "Agreement"), the following report is delivered to AOL for the period beginning _____________ and ending __________ (the "Period"):

I.   Promotional Commitments

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Period:


      Type of      Date(s) of    Duration/Circulation of    Relevant Contract
      Promotion    Promotion     Promotion                  Section
--------------------------------------------------------------------------------
 1.
--------------------------------------------------------------------------------
 2.
--------------------------------------------------------------------------------
 3.



IN WITNESS WHEREOF, this Certificate has been executed this ___ day of ___________, 199_.

__________________________________

By: ______________________________

Print Name:  _____________________

Title: ___________________________

Date: ____________________________

                                   EXHIBIT F
                                   ---------

                         TECHNICAL OPERATING STANDARDS
                         -----------------------------

1. Customized Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Customized Site. ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Customized Site from the AOL Network. ICP will design and implement the network between the AOL Service and Customized Site such that
     (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Customized Site from the AOL Network and
     (ii) no single line under material control by ICP will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, ICP will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the Customized Site. In the event that ICP elects to create a custom version of the Customized Site in order to comply with the terms of this Agreement, ICP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Customized Site are optimized for the client software then in use by AOL Members; and (b) the Customized Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, ICP will ensure that the Customized Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, ICP will permit AOL to conduct performance and load testing of the Customized Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. User Interface. ICP will maintain a graphical user interface within the Customized Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to ICP's compliance with the preceding sentence.

4. Technical Problems. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting use by AOL Members of the Customized Site (an "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve an ICP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to ICP hereunder until such time as ICP corrects the ICP Technical Problem at issue.

5. Monitoring. ICP will ensure that the performance and availability of the Customized Site is monitored on a continuous (24 X 7) basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Customized Site.

6. Telecommunications. Where applicable the ICP will utilize encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line over which the ICP has material control runs at more than 70% average utilization for a 5-minute peak in a daily period.

7. Security. ICP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Customized Site. ICP will facilitate periodic reviews of the Customized Site by AOL in order to evaluate the security risks of such site. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8.   Technical Performance.
     i. ICP will design the Customized Site to support the AOL-Client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh), the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com."
     ii. To the extent ICP creates customized pages on the Customized Site for AOL Members, ICP develop and employ a methodology to detect AOL Members (e.g., examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: http://webmaster. info.aol.com and referenced under the heading "Browser Detection."

     iii. ICP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

     iv. ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. ICP is responsible for the manipulation of these parameters in web based objects so as allow them to be cached or not cached as outlined in RFC 1945.

     v. Prior to releasing material, new functionality or features through the Customized Site ("New Functionality"), ICP will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the Customized Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

9. AOL Internet Services Partner Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the Customized Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the Customized Site's software, hardware and network architecture and access to the Customized Site for purposes of such performance and the coordination load testing as AOL elects to conduct.

10. Customized Programming. The terms and conditions of this Exhibit applicable to the Customized Site shall apply equally to any Customized Programming that is (a) programmed in HTML or (b) web-based.

                                   EXHIBIT G
                                   ---------

                              KEYWORD GUIDELINES
                              ------------------

GRAPHIC: PRINT/TV/"OUT OF HOME"
 .  Required treatment:    (AOL Triangle appears) America Online Keyword:
                          Athletes Direct
                          or
                          America Online Keyword: Athletes Direct
 .  "America Online" must be spelled out


 .  Capitalization - listing shall appear in initial caps only
     Note: K of Keyword must always be capitalized
 .  Font, Font style and Size must all be consistent
 . Listing size must be of equal prominence to that of any/all other URLs featured but shall, in any event, be at least10 point font and comprise at least five percent (5%) of the live area of any print or out of home promotion and at least 75 scan lines in any television advertisement

AUDIO: TV/RADIO
 .  "America Online Keyword" must be announced entirely

   Example voiceover would read:
   "For more information, please visit America Online Keyword: Athletes Direct"


                             Logo Usage Guidelines


Not Allowed
>  No color gradients
>  No "filled" icons (must be solid)
>  No different colors for triangle and the copy (must be all the same color)
>  No words/copy on top of the logo or triangle
>  No script writing of "America Online" used alone without triangle
> No adaptations of the icon or logo (i.e., don't turn it into a mountain or Xmas tree)
> No America Online or AOL in all lower case letters (either use initial caps. or all caps.)
>  No turning logo on its side, upside down, etc.
>  No changing the proportion of the logo
>  No "deforming" the logo (stretching it out or making it "skinny")
>  No giving the logo structural dimension or "blurring" the logo
> No reconfiguring the elements logo (i.e., don't put "America" on the left of the triangle & "Online" on the right)

                              Registration marks
> Must have small registration marks ((R)) at the right-hand tip of the triangle and at the tip of the "e" in "Online"

Approved Colors:
----------------
>  black
>  (reversed-out) white
>  PMS 534 blue (NOTE: this is AOL's corporate color)
>  PMS 286 blue
>  Reflex blue
>  PMS 123 yellow

>  PMS 2617 purple
   NOTE: the entire logo (triangle and type) must always be 100% of the same color

                                   EXHIBIT H

AOL Approval
------------


     AOL-Approved Product Categories*

     AOL hereby approves ICP's offer or sale of the following categories of sports-related Products in or through the Online Area:

[*] :Mass-produced, generally available team or league branded headgear, footwear, swimwear, and apparel (i.e. sweaters, sweatshirts, jackets, shirts, shorts, pants, sweatpants, and undergarments).

* Notwithstanding AOL's approval of the above categories of Products, the Placements and any Content or Links on the AOL Network (including the Welcome Mats and the hybrid browsers) shall not advertise or promote music or books, without AOL's prior approval.

                                       32
[*] Portions have been omitted pursuant to a confidential treatment request.